Exhibit 99.2

CONSENT OF INDEPENDENT VALUER

We hereby consent to the reference of our name and description of our role in the valuation process of the estimated value per common share of Lightstone Value Plus Real Estate Investment Trust, Inc. and its subsidiaries being included or incorporated by reference in the Registration Statement on Form S-3 (No. 333-182634) of Lightstone Value Plus Real Estate Investment Trust, Inc., by being filed on a Current Report on Form 8-K of Lightstone Value Plus Real Estate Investment Trust, Inc. on February 14, 2014.

In giving such consent, we do not thereby admit that we are in the category of person whose consent is required under Section 7 of the Securities Act of 1933.

/s/ Robert A. Stanger & Co., Inc.

Robert A. Stanger & Co., Inc.

February 14, 2014